CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust III.  Such reference is included in the Statement of Additional Information of Lifetime Achievement Fund under “Independent Registered Public Accounting Firm.”

BBD, LLP

Philadelphia, Pennsylvania

April 9, 2012